Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date: Period Type:	04/15/2011 Revolving
(i)	Monthly Principal Distributed		0.00		0.00
(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		259,586.25
	Class B Note Interest Requirement		39,549.76
	Net Class C Note Interest Requirement		83,556.93		382,692.94
(iii)	Collections of Principal Receivables				160,913,406.88
(iv)	Collections of Finance Charge Receivables				12,435,236.65
(v)	Aggregate Amount of Principal Receivables				1,317,611,396.67
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				55.02%
	Fixed Investor Percentage				55.02%
(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				96.83%
	30 to 59 days				0.84%
	60 to 89 days				0.60%
	90 or more days				1.73%

	Total Receivables				100.00%
(vii)	Investor Default Amount				4,786,351.88
(viii)	Investor Charge-Offs				0.00
(ix)	Reimbursed Investor Charge-Offs				0.00
(x)	Net Investor Servicing Fee				302,083.33
(xi)	Portfolio Yield (Net of Defaulted Receivables)				12.27%
(xii)	Reallocated Principal Collections				0.00
(xiii)	Accumulation Shortfall				0.00
(xiv)	Principal Funding Investment Proceeds				0.00
(xv)	Principal Funding Investment Shortfall				0.00
(xvi)	Available Investor Finance Charge Collections				11,831,069.98
(xvii)	Note Rate	Class A	0.49500%
		Class B	0.90500%
		Class C	1.50500%
(xviii)	Spread Account				7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President